Terms Supplement No. 1 dated January 8, 2007
To Prospectus Supplement and Prospectus dated July 1, 2005 and
Product Supplement No. 1 dated December 29, 2006	Filed pursuant to Rule 433
relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Registration Statement No. 333-124095
EKSPORTFINANS ASA
$[●] 17.25% One Year Reverse Convertible Notes Linked to “2007 Dogs of the
Dow” due January 31, 2008
Key Terms

Issuer:	Eksportfinans ASA
Issuer rating:	Aaa (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)
Specified Currency:	U.S. dollars
Aggregate face amount:	$[●]
Reference Shares:	Common stock of each of the issuers (each a Reference Issuer) listed in the table below. At the date of this terms supplement, the Relevant Exchange for each of the Reference Shares is the New York Stock Exchange (NYSE).

Reference Issuer	ISIN	Relevant	Ticker
		Exchange	symbol
Pfizer Inc.	US7170811035	NYSE	PFE
Verizon Communications Inc.	US92343V1044	NYSE	VZ
Altria Group, Inc.	US02209S1033	NYSE	MO
AT&T Inc.	US00206R1023	NYSE	T
Citigroup Inc.	US1729671016	NYSE	C
Merck & Co., Inc.	US5893311077	NYSE	MRK
General Motors Corp.	US3704421052	NYSE	GM
E.I. du Pont de Nemours and Company	US2635341090	NYSE	DD
General Electric Company	US3696041033	NYSE	GE
JPMorgan Chase & Co.	US46625H1005	NYSE	JPM

Interest Rate:	17.25% per annum, payable monthly in arrears in 12 equal 1.4375% payments on each of February 28, 2007, March 30, 2007, April 30, 2007, May 31, 2007, June 29, 2007, July 31, 2007, August 31, 2007, September 28, 2007, October 31, 2007, November 30, 2007, December 31, 2007 and January 31, 2008 (each an Interest Payment Date).

Redemption Amount:	The Redemption Amount payable on the Maturity Date in respect of each $1,000.00 face amount will be:

● if the official closing price quoted by the Relevant Exchange for any of the Reference Shares has not been below the corresponding Knock-In Level for those Reference Shares on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

● if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level for each of the Reference Shares, as determined by the calculation agent in its sole discretion, or (b) a number of the worst performing Reference Shares equal to the Share Redemption Amount of those Reference Shares, if the Final Reference Level of the worst performing Reference Shares on the Determination Date is less than the corresponding Initial Reference Level for those Reference Shares.

The performance of the Reference Shares will be determined by the calculation agent in accordance with the formula: [(Final Reference Level — Initial Reference Level)/Initial Reference Level].

Initial Reference Level:	[The official closing level of the Reference Shares on the Trade Date.]

Pfizer Inc.	[●]
Verizon Communications Inc.	[●]
Altria Group, Inc.	[●]
AT&T Inc.	[●]
Citigroup Inc.	[●]
Merck & Co., Inc.	[●]
General Motors Corp.	[●]
E.I. du Pont de Nemours and Company	[●]
General Electric Company	[●]
JPMorgan Chase & Co.	[●]

Final Reference Level:	[The official closing level of the Reference Shares on the Determination Date.]

Pfizer Inc.	[●]
Verizon Communications Inc.	[●]
Altria Group, Inc.	[●]
AT&T Inc.	[●]
Citigroup Inc.	[●]
Merck & Co., Inc.	[●]
General Motors Corp.	[●]
E.I. du Pont de Nemours and Company	[●]
General Electric Company	[●]
JPMorgan Chase & Co.	[●]

Knock-In Level:	60% of the Initial Reference Level. The Knock-In Level for each of the Reference Shares is as follows:

Pfizer Inc.	[●]
Verizon Communications Inc.	[●]
Altria Group, Inc.	[●]
AT&T Inc.	[●]
Citigroup Inc.	[●]
Merck & Co., Inc.	[●]
General Motors Corp.	[●]
E.I. du Pont de Nemours and Company	[●]
General Electric Company	[●]
JPMorgan Chase & Co.	[●]

Share Redemption Amount:

Pfizer Inc.	[●]
Verizon Communications Inc.	[●]
Altria Group, Inc.	[●]
AT&T Inc.	[●]
Citigroup Inc.	[●]
Merck & Co., Inc.	[●]
General Motors Corp.	[●]
E.I. du Pont de Nemours and Company	[●]
General Electric Company	[●]
JPMorgan Chase & Co.	[●]

The Share Redemption Amount payable on the Maturity Date, if applicable, will be a number of the worst performing Reference Shares in the amount set forth for those Reference Shares in the table above. This amount is equal to the $1,000.00 face amount per note divided by the Initial Reference Level of each of the Reference Shares. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of those Reference Shares.
Trade Date:	January 26, 2007
Original Issue Date:	January 31, 2007
Determination Date:	January 28, 2008
Maturity Date†:	January 31, 2008

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.
CUSIP No.:	28264QEN0
ISIN:	US28264QEN07
Agent:	IXIS Securities North America Inc. 9 West 57th St. New York, New York 10019
Agent acting in the capacity as:	Principal
Calculation agent:	IXIS Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Fascimile No.: +1 212 891 1922

†	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.
Investing in the notes involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.

	Price to Public	Fees and Commissions	Proceeds to Us

Per note	$[●]	$[●]*	$[●]
Total	$[●]	$[●]*	$[●]

*	See “Supplemental plan of distribution” below.
     You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.
     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
IXIS Securities North America Inc.
     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this term sheet if you so request by calling toll-free 866-369-6147.

Additional terms specific to the notes
     You should read this term sheet together with the prospectus dated July 1, 2005, as supplemented by the prospectus supplement dated July 1, 2005 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated December 29, 2006. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):
http://www.sec.gov/Archives/edgar/data/700978/000115697306001446/u51278e424b2.htm
     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this term sheet, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.
Selected risk considerations
     An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Index or any of the component stocks of the Index. These risks are explained in more detail in the “Risk factors” section of the accompanying product supplement no. 1 dated December 29, 2006.

Hypothetical examples of amounts payable at maturity
     The following tables set out the total return to the Maturity Date of a note, based on the assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.
     The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.
     The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.
     The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this pricing supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.
     If the official closing price quoted by the Relevant Exchange for any of the Reference Shares never falls below the corresponding Knock-In Level for those Reference Shares on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.
     By contrast, if the official closing price quoted by the Relevant Exchange for any of the Reference Shares is less than the corresponding Knock-In Level for those Reference Shares on any Trading Day during the period from the Trade Date up to and including the Determination Date, and the Final Reference Level of the worst performing Reference Shares on the Determination Date is less than the corresponding Initial Reference Level for those Reference Shares, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares with the worst performance (with fractional shares paid in cash).
     The following tables illustrate hypothetical rates of return on an investment in the notes assuming that the Reference Shares of Pfizer Inc. have the worst performance of any of the Reference Shares over the term of the notes, as determined by the calculation agent based on the formula [(Final Reference Level — Initial Reference Level)/(Initial Reference Level)]. Consequently, the Final Reference Levels for no other Reference Shares need to be taken into account in determining the Redemption Amount.
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of 26.30 and a hypothetical Knock-In Level of 15.78. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12 Monthly
Assumed Closing Price	Value of	Interest	Total Return
of Reference Shares (Pfizer Inc.)	Payment at	Payments
on Determination Date	Maturity	(Total)	$	%
Greater than: $26.30	$1,000.00	$172.50	$1,172.50	17.2500%
$26.30	$1,000.00	$172.50	$1,172.50	17.2500%
$22.79	$1,000.00	$172.50	$1,172.50	17.2500%
$19.29	$1,000.00	$172.50	$1,172.50	17.2500%
$15.79	$1,000.00	$172.50	$1,172.50	17.2500%

     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of 26.30 and a hypothetical Knock-In Level of 15.78. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			12 Monthly
Assumed Closing Price	Value of		Interest	Total Return
of Reference Shares (Pfizer Inc.)	Payment at		Payments
on Determination Date	Maturity		(Total)	$	%
Greater than: $26.30	$1,000.00		$172.50	$1,172.50	17.250%
$26.30	$1,000.00		$172.50	$1,172.50	17.250%
$23.67	$900.00	*	$172.50	$1,072.50	7.250%
$21.04	$800.00	*	$172.50	$972.50	-2.750%
$18.41	$700.00	*	$172.50	$872.50	-12.750%
$12.62	$600.00	*	$172.50	$772.50	-22.750%
$10.52	$500.00	*	$172.50	$672.50	-32.750%
$5.05	$400.00	*	$172.50	$572.50	-42.750%
$3.79	$300.00	*	$172.50	$472.50	-52.750%
$1.01	$200.00	*	$172.50	$372.50	-62.750%
$0.50	$100.00	*	$172.50	$272.50	-72.750%
$0.00	$0.00		$172.50	$172.50	-82.750%

*	Payable in Reference Shares of Pfizer Inc.
The Reference Shares
General
     Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.
     Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.
     According to its publicly available documents, Pfizer Inc. is a research-based, global pharmaceutical company. It discovers, develops, manufactures and markets prescription medicines for humans and animals, as well as consumer healthcare products. Pfizer operates in three business segments: Human Health, Consumer Healthcare and Animal Health. It also operates several other businesses, including the manufacture of empty soft-gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. Information provided to or filed with the SEC by Pfizer Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-03619.
     According to its publicly available documents, Verizon Communications Inc. is one of the world’s leading providers of communications services. Its domestic wireline telecommunications business provides local telephone services, including broadband, in 28 states and Washington, D.C. and nationwide long-distance and other communications products and services. Verizon Communications Inc.’s domestic wireless business, operating as Verizon Wireless, provides wireless voice and data products and services across the United States using one of the most extensive wireless networks. Information Services operates directory publishing businesses and provides electronic commerce services. Its International segment includes wireline and wireless communications operations and investments in the Americas and Europe. In connection with the closing of the merger with MCI, Inc., which occurred on January 6, 2006, Verizon Communications Inc. now owns and operates one of the most expansive end-to-end global Internet Protocol (IP) networks which includes over 270,000 domestic and 360,000 international route miles of fiber optic cable and provides access to over 140 countries worldwide. Information provided to or filed with the SEC by Verizon Communications Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08606.
     According to its publicly available documents, the Altria Group, Inc. is Altria Group, Inc. is primarily a holding company. Through its wholly owned subsidiaries, Philip Morris USA Inc. and Philip Morris International Inc., it is engaged in the manufacture and sale of cigarettes and other tobacco products. Altria Group, Inc.’s majority-owned subsidiary, Kraft Foods Inc., is engaged in the manufacture and sale of packaged foods and beverages. Philip Morris Capital Corporation, another wholly-owned subsidiary, maintains a portfolio of leveraged and direct finance leases. It operates in five business segments: domestic tobacco, international tobacco, North American food, international food and financial services. Information provided to or filed with the SEC by the Altria Group, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08940.

     According to its publicly available documents, AT&T Inc. is a holding company that provides telecommunications services in the United States and worldwide. Through its subsidiaries, it operates in six segments: wireline, AT&T Corp., Cingular, directory, international and other. Through its subsidiaries and affiliates, AT&T Inc. provides communications services and products in the United States and in 240 countries. The services and products offered include local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, wholesale transport services, and directory advertising and publishing. It offers its services and products to consumers in the United States, and services and products to businesses and other providers of telecommunications services worldwide. Information provided to or filed with the SEC by AT&T Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08610.
     According to its publicly available documents, Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. It is a bank holding company. The activities of Citigroup Inc. include underwriting and dealing in securities, insurance underwriting and brokerage, and making temporary investments in non-financial companies. The segments include Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments. Information provided to or filed with the SEC by Citigroup Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-09924.
     According to its publicly available documents, Merck & Co., Inc. is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures. It sells its products primarily to drug wholesalers and retailers, hospitals, clinics, government agencies and managed health care providers such as health maintenance organizations and other institutions. Merck & Co., Inc.’s professional representatives communicate the effectiveness, safety and value of its products to health care professionals in private practice, group practices and managed care organizations.. Information provided to or filed with the SEC by Merck & Co., Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-03305.
     According to its publicly available documents, General Motors Corporation. is primarily engaged in automotive production and marketing, and financing and insurance operations. It designs, manufactures, and markets vehicles worldwide, having its largest operating presence in North America. General Motors Corporation’s finance and insurance operations are principally those of General Motors Acceptance Corporation, a wholly owned subsidiary of General Motors Corporation, which provides a broad range of financial services, including automotive finance and mortgage products and services. Information provided to or filed with the SEC by General Motors Corp. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00043.
     According to its publicly available documents, E.I. du Pont de Nemours and Company is a world leader in science and technology in a range of disciplines, including biotechnology, electronics, materials science, safety and security, and synthetic fibers. It operates globally, manufacturing a wide range of products for distribution and sale to many different markets, including the transportation, safety and protection, construction, motor vehicle, agriculture, home furnishings, medical, electronics, communications, protective apparel, and the nutrition and health markets. E. I. Du Pont de Nemours and Company is strategically aligned into five market- and technology-focused growth platforms consisting of Agriculture & Nutrition; Coatings & Color Technologies; Electronic & Communication Technologies; Performance Materials; and Safety & Protection. In addition to the five growth platforms, its reportable segments include Pharmaceuticals. Information provided to or filed with the SEC by E.I. du Pont de Nemours and Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00815.
     According to its publicly available documents, General Electric Company is a diversified industrial corporation. Operating businesses include Infrastructure, Industrial, Healthcare, NBC Universal, Inc., Commercial Finance and Consumer

Finance. Its products include major appliances; lighting products; industrial automation products; medical diagnostic imaging systems; bioscience assays and separation technology products; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; chemicals and equipment for treatment of water and process systems; security equipment and systems, and engineered materials, such as plastics and silicones. Its services include product services; electrical product supply houses; electrical apparatus installation, engineering, and repair and rebuilding services. Through its affiliate, NBC Universal, Inc., General Electric Company produces and delivers network television services, operates television stations, produces and distributes motion pictures, operate cable/satellite networks, operate theme parks, and program activities in multimedia and the Internet. Through another affiliate, General Electric Capital Services, Inc., it offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and reinsurance. Information provided to or filed with the SEC by General Electric Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00035.
     According to its publicly available documents, JPMorgan Chase & Co. is global financial services firm. Its principal bank subsidiaries are JPMorgan Chase Bank, National Association (JPMorgan Chase Bank), a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is JPMorgan Chase & Co.’s credit card-issuing bank. JPMorgan Chase & Co.’s principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. JPMorgan Chase & Co. and its nonbank subsidiaries operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. JPMorgan Chase & Co.’s activities are organized into six business segments (Investment Bank, Retail Financial Services, Card Services, Commercial Banking, Treasury & Securities Services and Asset & Wealth Management) and Corporate, which includes its Private Equity and Treasury businesses, as well as corporate support functions. Information provided to or filed with the SEC by JPMorgan Chase & Co. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-05805.
     In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.
     This pricing supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this pricing supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about any of the Reference Issuers after the date of this pricing supplement.
     Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.
     Historical Performance
     The Reference Shares are traded on the NYSE under the symbols set forth below. The following tables set forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

     Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount notes or more on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.
Pfizer Inc.

Period	High	Low	Period End
2004
First Quarter	$38.850	$33.700	$35.050
Second Quarter	37.620	33.820	34.280
Third Quarter	34.160	29.620	30.600
Fourth Quarter	31.300	24.290	26.890
2005
First Quarter	$27.180	$23.860	$26.270
Second Quarter	28.900	25.930	27.580
Third Quarter	27.600	24.800	24.970
Fourth Quarter	25.290	20.600	23.320
2006
First Quarter	$26.600	$23.780	$24.920
Second Quarter	25.540	22.640	23.470
Third Quarter	28.470	22.410	28.360
Fourth Quarter	28.410	24.800	25.900
2007
First Quarter (through Jan 5, 2007)	$26.380	$26.290	$26.300
Verizon Communications Inc.

Period	High	Low	Period End
2004
First Quarter	$38.023	$33.966	$35.209
Second Quarter	36.510	33.147	34.872
Third Quarter	39.324	32.887	37.946
Fourth Quarter	40.682	37.464	39.035
2005
First Quarter	$39.015	$33.205	$34.207
Second Quarter	34.496	32.550	33.292
Third Quarter	33.648	30.690	31.500
Fourth Quarter	31.220	28.137	29.023
2006
First Quarter	$33.745	$29.274	$32.820
Second Quarter	33.340	29.303	32.270
Third Quarter	36.578	30.430	35.778
Fourth Quarter	37.426	34.240	37.240
2007
First Quarter (through Jan 5, 2007)	$38.030	$37.820	$37.380

Altria Group, Inc.

Period	High	Low	Period End
2004
First Quarter	$38.023	$33.966	$35.209
Second Quarter	36.510	33.147	34.872
Third Quarter	39.324	32.887	37.946
Fourth Quarter	40.682	37.464	39.035
2005
First Quarter	$39.015	$33.205	$34.207
Second Quarter	34.496	32.550	33.292
Third Quarter	33.648	30.690	31.500
Fourth Quarter	31.220	28.137	29.023
2006
First Quarter	$33.745	$29.274	$32.820
Second Quarter	33.340	29.303	32.270
Third Quarter	36.578	30.430	35.778
Fourth Quarter	37.426	34.240	37.240
2007
First Quarter (through Jan 5, 2007)	$38.030	$37.820	$87.150
AT&T Inc.

Period	High	Low	Period End
2004
First Quarter	$27.590	$23.710	$24.540
Second Quarter	25.500	23.500	24.250
Third Quarter	26.840	23.000	25.950
Fourth Quarter	27.200	24.750	25.770
2005
First Quarter	$25.590	$23.040	$23.690
Second Quarter	24.200	22.960	23.750
Third Quarter	24.970	23.360	23.970
Fourth Quarter	25.300	22.100	24.490
2006
First Quarter	$28.450	$24.450	$27.040
Second Quarter	27.890	24.740	27.890
Third Quarter	33.490	26.560	32.560
Fourth Quarter	35.750	31.780	35.750
2007
First Quarter (through Jan 5, 2007)	$34.950	$33.960	$33.960

Citigroup Inc.

Period	High	Low	Period End
2004
First Quarter	$51.940	$48.110	$51.700
Second Quarter	52.290	44.860	46.500
Third Quarter	47.240	43.190	44.120
Fourth Quarter	48.750	42.560	48.180
2005
First Quarter	$49.780	$44.350	$44.940
Second Quarter	47.840	44.590	46.230
Third Quarter	46.510	43.050	45.520
Fourth Quarter	49.640	44.310	48.530
2006
First Quarter	$49.290	$45.050	$47.230
Second Quarter	50.370	47.410	48.250
Third Quarter	50.230	46.400	49.670
Fourth Quarter	56.410	49.380	55.700
2007
First Quarter (through Jan 5, 2007)	$55.250	$54.770	$54.770
Merck & Co., Inc.

Period	High	Low	Period End
2004
First Quarter	$49.080	$43.010	$44.190
Second Quarter	48.370	44.580	47.500
Third Quarter	47.050	33.000	33.000
Fourth Quarter	34.230	26.000	32.140
2005
First Quarter	$32.610	$27.830	$32.370
Second Quarter	34.930	30.500	30.800
Third Quarter	31.950	27.210	27.210
Fourth Quarter	32.350	25.850	31.810
2006
First Quarter	$36.230	$32.750	$35.230
Second Quarter	36.430	33.140	36.430
Third Quarter	42.400	36.150	41.900
Fourth Quarter	46.210	41.420	43.600
2007
First Quarter (through Jan 5, 2007)	$45.110	$44.020	$44.300

General Motors Corp.

Period	High	Low	Period End
2004
First Quarter	$55.000	$44.900	$47.100
Second Quarter	49.500	43.080	46.590
Third Quarter	45.480	40.690	42.480
Fourth Quarter	43.140	37.040	40.060
2005
First Quarter	$40.300	$28.350	$29.390
Second Quarter	36.340	25.600	34.000
Third Quarter	37.520	30.430	30.610
Fourth Quarter	31.040	18.610	19.420
2006
First Quarter	$24.500	$18.900	$21.270
Second Quarter	29.790	19.220	29.790
Third Quarter	33.360	27.470	33.260
Fourth Quarter	36.190	29.050	30.720
2007
First Quarter (through Jan 5, 2007)	$30.240	$29.450	$30.240
E.I. du Pont de Nemours and Company

Period	High	Low	Period End
2004
First Quarter	$46.000	$40.700	$42.220
Second Quarter	45.070	41.190	44.420
Third Quarter	43.880	40.210	42.800
Fourth Quarter	49.150	41.400	49.050
2005
First Quarter	$54.550	$46.010	$51.240
Second Quarter	51.540	43.010	43.010
Third Quarter	44.300	38.040	39.170
Fourth Quarter	43.480	37.830	42.500
2006
First Quarter	$43.160	$38.880	$42.210
Second Quarter	45.710	39.980	41.600
Third Quarter	43.370	39.050	42.840
Fourth Quarter	49.470	42.720	48.710
2007
First Quarter (through Jan 5, 2007)	$49.040	$48.050	$48.050

General Electric Company

Period	High	Low	Period End
2004
First Quarter	$34.190	$29.180	$30.520
Second Quarter	33.420	29.950	32.400
Third Quarter	34.460	31.520	33.580
Fourth Quarter	37.480	32.900	36.500
2005
First Quarter	$36.590	$35.130	$36.060
Second Quarter	37.180	34.610	34.650
Third Quarter	35.630	33.140	33.670
Fourth Quarter	36.200	32.680	35.050
2006
First Quarter	$35.470	$32.310	$34.780
Second Quarter	35.160	32.880	32.960
Third Quarter	35.480	32.110	35.300
Fourth Quarter	38.150	34.710	37.210
2007
First Quarter (through Jan 5, 2007)	$37.970	$37.560	$37.560
JPMorgan Chase & Co.

Period	High	Low	Period End
2004
First Quarter	$43.010	$36.550	$41.950
Second Quarter	42.260	35.190	38.770
Third Quarter	40.100	35.870	39.730
Fourth Quarter	40.340	37.020	39.010
2005
First Quarter	$39.150	$34.580	$34.600
Second Quarter	36.260	33.770	35.320
Third Quarter	35.860	33.580	33.930
Fourth Quarter	40.200	33.270	39.690
2006
First Quarter	$42.110	$38.050	$41.640
Second Quarter	46.650	39.950	42.000
Third Quarter	47.220	40.710	46.960
Fourth Quarter	48.950	46.010	48.300
2007
First Quarter (through Jan 5, 2007)	$48.190	$47.790	$47.790
Supplemental information regarding taxation in the United States
   The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) equals 5.31%, and the remaining 11.94% constitutes Put Premium (as defined in the accompanying product supplement no. 1).
     Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.
Supplemental plan of distribution
     The notes are being purchased by IXIS Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of [●] between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.
     See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.